Exhibit 99.2

                              FOR IMMEDIATE RELEASE


Stony Point, New York
June 10, 1998

Diplomat Direct Marketing Corporation (NASDAQ: DIPL) The company is pleased to announce the change in its corporate name from Diplomat Corporation to Diplomat Direct Marketing Corporation. The company's common stock will continue to trade on the Nasdaq SmallCap Market after the new change under the symbol "DIPL". Jonathan Rosenberg, President and Chief Executive Officer said "The company's focus and the majority of the company's revenues are driven through its mail order entities Lew Magram and Brownstone Studios. We want our corporate name to reflect the fact that we are predominantly a direct marketing company."

This Press Release may contain forward-looking statements which involve risks and uncertainties. The company's actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors.



CONTACT: Jonathan Rosenberg, President of Diplomat Direct Marketing Corporation
         914-786-5552 or 800-247-9063